Exhibit 99.ACCT

EXHIBIT(a)(4)

Registrant’s Independent Public Accountant

INVESCO EXCHANGE-TRADED FUND TRUST II

Funds	Predecessor Funds
Invesco Russell 1000 Momentum Factor ETF	Oppenheimer Russell 1000 Momentum Factor ETF

Invesco Russell 1000 Value Factor ETF	Oppenheimer Russell 1000 Value Factor ETF

Invesco Russell 1000 Low Volatility Factor ETF	Oppenheimer Russell 1000 Low Volatility Factor ETF

Invesco Russell 1000 Size Factor ETF	Oppenheimer Russell 1000 Size Factor ETF

Invesco Russell 1000 Quality Factor ETF	Oppenheimer Russell 1000 Quality Factor ETF

Invesco Russell 1000 Yield Factor ETF	Oppenheimer Russell 1000 Yield Factor ETF

Invesco S&P 500 Revenue ETF	Oppenheimer S&P 500 Revenue ETF

Invesco S&P MidCap 400 Revenue ETF	Oppenheimer S&P MidCap 400 Revenue ETF

Invesco S&P SmallCap 600 Revenue ETF	Oppenheimer S&P SmallCap 600 Revenue ETF

Invesco S&P Financials Revenue ETF	Oppenheimer S&P Financials Revenue ETF

Invesco S&P Ultra Dividend Revenue ETF	Oppenheimer S&P Ultra Dividend Revenue ETF

Invesco Emerging Markets Ultra Dividend Revenue ETF	Oppenheimer Emerging Markets Ultra Dividend Revenue ETF

Invesco International Ultra Dividend Revenue ETF	Oppenheimer International Ultra Dividend Revenue ETF

Invesco Emerging Markets Revenue ETF	Oppenheimer Emerging Markets Revenue ETF

Invesco International Revenue ETF	Oppenheimer International Revenue ETF

Invesco Global Revenue ETF	Oppenheimer Global Revenue ETF

Invesco Global ESG Revenue ETF	Oppenheimer Global ESG Revenue ETF

The Board of Trustees appointed, upon recommendation of the Audit Committee, PricewaterhouseCoopers LLP (“PwC”) as the independent registered public accounting firm of each Fund for the Fund’s current fiscal year. PwC serves as the independent registered public accounting firm for other Invesco Funds.

Prior to the close of business on May 24, 2019, each Predecessor Fund was an unaffiliated investment company that was audited by a different independent registered public accounting firm (the “Prior Auditor”).

Effective after the close of business on May 24, 2019, the Prior Auditor resigned as the independent registered public accounting firm of the Predecessor Funds. The Prior Auditor’s report on the financial statements of the Predecessor Funds for the past two years did not contain an adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles. During the Predecessor Funds’ two most recent fiscal years and through May 24, 2019, there were no (1) disagreements with the Prior Auditor on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the Prior Auditor’s satisfaction, would have caused it to make reference to that matter in connection with its report; or (2) “reportable events,” as that term is defined in Item 304(a)(1)(v) of Regulation S-K under the Securities Exchange Act of 1934.

The Trust has requested that the Prior Auditor furnish it with a letter addressed to the U.S. Securities and Exchange Commission stating whether or not it agrees with the above statements. A copy of such letter, dated September 6, 2019 is attached as Attachment A to this exhibit.

Attachment A

September 6, 2019

U.S. Securities and Exchange Commission

Office of the Chief Accountant

100 F Street, NE

Washington, D.C. 20549

Re: Invesco Exchange-Traded Fund Trust II

File no. 811-21977

Funds	Predecessor Funds
Invesco Russell 1000 Momentum Factor ETF	Oppenheimer Russell 1000 Momentum Factor ETF

Invesco Russell 1000 Value Factor ETF	Oppenheimer Russell 1000 Value Factor ETF

Invesco Russell 1000 Low Volatility Factor ETF	Oppenheimer Russell 1000 Low Volatility Factor ETF

Invesco Russell 1000 Size Factor ETF	Oppenheimer Russell 1000 Size Factor ETF

Invesco Russell 1000 Quality Factor ETF	Oppenheimer Russell 1000 Quality Factor ETF

Invesco Russell 1000 Yield Factor ETF	Oppenheimer Russell 1000 Yield Factor ETF

Invesco S&P 500 Revenue ETF	Oppenheimer S&P 500 Revenue ETF

Invesco S&P MidCap 400 Revenue ETF	Oppenheimer S&P MidCap 400 Revenue ETF

Invesco S&P SmallCap 600 Revenue ETF	Oppenheimer S&P SmallCap 600 Revenue ETF

Invesco S&P Financials Revenue ETF	Oppenheimer S&P Financials Revenue ETF

Invesco S&P Ultra Dividend Revenue ETF	Oppenheimer S&P Ultra Dividend Revenue ETF

Invesco Emerging Markets Ultra Dividend Revenue ETF	Oppenheimer Emerging Markets Ultra Dividend Revenue ETF

Invesco International Ultra Dividend Revenue ETF	Oppenheimer International Ultra Dividend Revenue ETF

Invesco Emerging Markets Revenue ETF	Oppenheimer Emerging Markets Revenue ETF

Invesco International Revenue ETF	Oppenheimer International Revenue ETF

Invesco Global Revenue ETF	Oppenheimer Global Revenue ETF

Invesco Global ESG Revenue ETF	Oppenheimer Global ESG Revenue ETF

Dear Sir or Madam:

We have read Exhibit 99. ACCT, Exhibit (a)(4) of Form N-CSR of the Funds, each a series of Invesco Exchange-Traded Fund Trust II, dated September 6, 2019, and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ COHEN & COMPANY, LTD.